UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018 (September 7, 2018)

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of R. Milton Johnson from Position as Chief Executive Officer of the Company

On September 10, 2018, HCA Healthcare, Inc. (the “Company”) announced that R. Milton Johnson, Chief Executive Officer and Chairman of the Company, will retire from his position as Chief Executive Officer effective December 31, 2018. Mr. Johnson will remain with the Company as the Chairman until the Company’s 2019 annual meeting of stockholders, at which time Mr. Johnson will also resign from the Board of Directors of the Company. Mr. Johnson will continue to be employed with the Company on the terms and conditions set forth in his Amended Employment Agreement (as defined below) through December 31, 2019. A copy of the press release issued by the Company relating to Mr. Johnson’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of Samuel N. Hazen as Chief Executive Officer of the Company and to the Board of Directors of the Company

In conjunction with Mr. Johnson’s retirement, on September 7, 2018, the Company’s Board of Directors appointed Samuel N. Hazen as the Chief Executive Officer of the Company effective January 1, 2019. Mr. Hazen has previously served as President and Chief Operating Officer of the Company since November 2016. Mr. Hazen served as Chief Operating Officer from January 2015 to November 2016 and as President of Operations from February 2011 until January 2015. Prior to that time, Mr. Hazen served as President of the Company’s Western Group from July 2001 until February 2011.

In addition, on September 7, 2018, the Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to 12 members and elected Mr. Hazen to the Board effective September 10, 2018. Mr. Hazen was appointed as a director pursuant to the Company’s Amended and Restated Certificate of Incorporation and the Stockholders’ Agreement between the Company and Hercules Holding II, as amended, which provide that the Board may determine the number of directors which shall constitute the Board and that a majority of the members of the Board may fill a newly created directorship resulting from any increase in the number of directors on the Board.

The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Hazen is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on February 23, 2018 and the Company’s Proxy Statement for the Annual Meeting of Stockholders held on April 26, 2018 filed with the SEC on March 16, 2018 and is incorporated herein by reference. Mr. Hazen’s compensation as Chief Executive Officer has not yet been determined. Mr. Hazen will not receive any additional compensation in respect of his service on the Board.

A copy of the press release issued by the Company relating to Mr. Hazen’s appointment as the Company’s Chief Executive Officer and to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amended and Restated Employment Agreement of R. Milton Johnson

In connection with the retirement of R. Milton Johnson as Chief Executive Officer on December 31, 2018 (the “Effective Date”) and continued employment as Chairman of the Company through the Company’s 2019 annual meeting of stockholders and as Executive Advisor through December 31, 2019, the Company entered into an Amended and Restated Employment Agreement with Mr. Johnson on September 10, 2018 (the “Amended Employment Agreement”). Pursuant to the terms of the Amended Employment Agreement, Mr. Johnson will continue to be employed by HCA Management Services, L.P., an affiliate of the Company. Mr. Johnson will serve as Chairman of the Company through the Company’s 2019 annual meeting of stockholders and shall serve as Executive Advisor commencing on the Effective Date and ending December 31, 2019 (the “Employment Term”). The material amendments to Mr. Johnson’s prior employment agreement as set forth in the Amended Employment Agreement are described below.

Pursuant to the Amended Employment Agreement, Mr. Johnson shall receive a base salary at the monthly rate of $125,000 during the Employment Term (the “Base Salary”). In addition, Mr. Johnson shall be entitled to the full amount of any annual bonus earned, but unpaid, as of the effective date of the Amended Employment Agreement for the year ended December 31, 2018 under the Company’s 2018 Senior Officer Performance Excellence Program

(the “PEP”). For calendar year 2019, Mr. Johnson shall be eligible to earn a bonus with a “target” payout of $750,000 based upon the achievement of certain objectives to be determined by the compensation committee of the Company or subcommittee thereof. In addition, Mr. Johnson shall receive a grant of the Company’s restricted stock units with a grant date value of $750,000 on or about the date the Company grants annual equity awards to its executive officers for calendar year 2019, which shall vest 100% upon the expiration of the Employment Term (the “RSUs”).

The Amended Employment Agreement provides that it is the intent of the parties that Mr. Johnson’s retirement as Chief Executive Officer shall cause a “separation of service” with the Company, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, as of the Effective Date.

The Amended Employment Agreement provides that, for the avoidance of doubt, Mr. Johnson shall continue to vest with respect to any outstanding equity grants to Mr. Johnson under any equity incentive plan maintained by the Company through continued service during the Employment Term.

Pursuant to the Amended Employment Agreement, effective as of the expiration of the Employment Term or Mr. Johnson’s sooner voluntary termination for any reason (including by reason of death or disability, but other than for “good reason” (as defined in the Amended Employment Agreement)), Mr. Johnson would be entitled to receive (i) any Base Salary that is earned and unpaid through the date of termination; (ii) any annual bonus earned, but unpaid, for the year ended December 31, 2018 under the PEP as of the date of termination; (iii) a pro rata portion of any 2019 annual bonus that Mr. Johnson would have been entitled to receive pursuant to the Amended Employment Agreement based upon the Company’s actual results for 2019 (with such proration based on the percentage of the fiscal year that shall have elapsed through the date of termination of employment, payable to Mr. Johnson when the 2019 annual bonus would have been otherwise payable (the “Prorated Bonus”)); (iv) vesting of a pro rata portion of the RSUs (with such proration based on the percentage of the fiscal year that shall have elapsed through the date of termination of employment (the “Prorated RSUs”)); (v) reimbursement of any unreimbursed business expenses properly incurred; and (vi) such employee benefits, if any, as to which Mr. Johnson may be entitled under the Company’s employee benefit plans.

If Mr. Johnson’s employment is terminated by the Company without “cause” or by Mr. Johnson for “good reason” (each as defined in the Amended Employment Agreement), Mr. Johnson would be entitled to receive the benefits described in the preceding paragraph and, subject to the delivery of a customary release and continued compliance with the noncompetition, nonsolicitation and confidentiality restrictions in the Amended Employment Agreement, an amount (if any) equal to Mr. Johnson’s Base Salary that would have been otherwise payable through the end of the Employment Term and 100% vesting of the RSUs.

If Mr. Johnson’s employment is terminated by the Company for “cause”, Mr. Johnson would be entitled to receive the amounts and benefits described in the fifth paragraph of this section, except that Mr. Johnson would not be entitled to receive the Prorated Bonus or the Prorated RSUs.

The other terms of the Amended Employment Agreement are substantially the same as his prior employment agreement and as previously disclosed. The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1*	Amended and Restated Employment Agreement dated September 10, 2018 (R. Milton Johnson).
Exhibit 99.1	Press Release, dated September 10, 2018.

*Management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal & Corporate Secretary

Date: September 12, 2018